Exhibit 23.1


                              ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made part of this registration statement for First Essex Bancorp, Inc. on Form S-8.



/s/  ARTHUR ANDERSEN LLP



Boston, Massachusetts
February 21, 1997